UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2023

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“RVNC”	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 13, 2023, Revance Therapeutics, Inc. (the “Company”) and 1222 Demonbreun, LP (the “Landlord”) entered into the Third Amendment to Lease (the “Amendment”), which amends the office lease agreement dated November 19, 2020, as amended by the Amendment to Lease dated January 4, 2021 and the Second Amendment to Lease dated July 1, 2021 (collectively, the “Lease”). Pursuant to the Lease, the Company leased 71,252 square feet for office space and a marketing and experience center (the “Current Premises”) in Nashville, Tennessee, which serve as the Company’s headquarters. The Amendment provides for the expansion of the Current Premises to include an additional 17,248 square feet (the “Second Expansion Premises”).

The Lease with respect to the Second Expansion Premises pursuant to the Amendment shall commence on the earlier to occur of: (a) the Company’s occupancy of any portion of the Expansion Premises; and (b) September 1, 2023 (the “Expansion Commencement Date”). The Amendment provides that the term of the Lease, shall be extended as needed so that it expires 112 months following the Second Expansion Commencement Date (the “Second Expansion Term”). The Company and Landlord will enter into a separate agreement confirming the Second Expansion Commencement Date and the expiration of the Lease term. The Company has the right to extend the Second Expansion Term with respect to the Second Expansion Premises for a period of seven (7) years pursuant to the terms of the Lease.

The Landlord waived the Company’s basic rent for the first five months following the Second Expansion Commencement Date. Following the five-month free rent period, the Company will pay basic rent of approximately $57,000 for the next seven-month period, payable in monthly installments. The rental rate per square foot and corresponding basic monthly rental amount will increase at the end of the first 12 months of the Second Expansion Commencement Date and every 12 months thereafter. Beginning on the Second Expansion Commencement Date, the Company’s additional rent amount will increase to account for the Company’s additional share of the operating expenses and taxes and other applicable levies associated with the Second Expansion Premises. In addition, the Amendment requires an additional cash security deposit upon execution.

The Landlord will contribute an additional approximately $1.4 million toward tenant improvements for the Second Expansion Premises. In connection with the Second Expansion Premises, the Company will maintain a supplemental letter of credit for the benefit of the Landlord in an amount of approximately $0.9 million, which amount is subject to reduction over time.

The description of the Amendment contained in this Current Report on Form 8-K (this “8-K”) does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this 8-K is incorporated herein by reference.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 18, 2023	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer